Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-143804 on Form F-3 and Registration Statement Nos. 333-144240 and 333-207168 on Form S-8 of our reports dated April 26, 2024, relating to the consolidated financial statements of StealthGas Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

April 26, 2024